Exhibit 99.1

CORRECTING and REPLACING Faraday Future Launches Three Series of Robot Products in Las Vegas at the Annual NADA Show, Aiming to Become the First U.S. Company to Deliver Both Humanoid and Bionic Robots

●	Three robotic products, FF Futurist, FF Master, and FX Aegis, start sales and pre-order collection on the same day, with the first batch of deliveries planned for the end of February. The Mobile Manipulator Robot Series is planned to be launched in the second quarter.

●	Pricing of the three robots was also announced with the FF Futurist series starting from $34,990, plus $5,000 Ecosystem Skill Package; the FF Master series starting from $19,990, plus $3,000 Ecosystem Skill Package; and the FX Aegis series, starting from $2,499, plus $1,000 Ecosystem Skill Package.

●	FF is pioneering a new ecosystem-based pricing framework designed to move the industry into what FF calls the “Demand-Driven Robotics Era.”

●	The total number of FF EAI Robotics units covered by non-binding and non-refundable B2B deposits reached more than 1,200, which marks a terrific start for the Company’s robotics goals.

●	EAI robotics have also entered the production preparation phase, while scenario-specific customization, testing, and data training are being carried out in parallel to accelerate the upcoming delivery process.

●	The Company provided further details and showcased FF’s Innovative FF Par Model to dealers in Las Vegas and held a partner recruitment event for preliminary sales partners for FF EAI Robotic products.

●	FF EAI Robotics has entered into a non-binding letter of intent with AIxC to evaluate opportunities to collaborate in Web 3.

Faraday Future Launches Three Series of Robot Products in Las Vegas at the Annual NADA Show, Aiming to Become the First U.S. Company to Deliver Both Humanoid and Bionic Robots

CORRECTION...by Faraday Future Intelligent Electric Inc.

LAS VEGAS--(BUSINESS WIRE)--Please replace the release dated Feb. 4, 2026 with the following corrected version due to revisions to the first subheadline. It should read:

●	Three robotic products, FF Futurist, FF Master, and FX Aegis, start sales and pre-order collection on the same day, with the first batch of deliveries planned for the end of February. The Mobile Manipulator Robot Series is planned to be launched in the second quarter.

The updated release reads:

FARADAY FUTURE LAUNCHES THREE SERIES OF ROBOT PRODUCTS IN LAS VEGAS AT THE ANNUAL NADA SHOW, AIMING TO BECOME THE FIRST U.S. COMPANY TO DELIVER BOTH HUMANOID AND BIONIC ROBOTS

●	Three robotic products, FF Futurist, FF Master, and FX Aegis, start sales and pre-order collection on the same day, with the first batch of deliveries planned for the end of February. The Mobile Manipulator Robot Series is planned to be launched in the second quarter.

●	Pricing of the three robots was also announced with the FF Futurist series starting from $34,990, plus $5,000 Ecosystem Skill Package; the FF Master series starting from $19,990, plus $3,000 Ecosystem Skill Package; and the FX Aegis series, starting from $2,499, plus $1,000 Ecosystem Skill Package.

●	FF is pioneering a new ecosystem-based pricing framework designed to move the industry into what FF calls the “Demand-Driven Robotics Era.”

●	The total number of FF EAI Robotics units covered by non-binding and non-refundable B2B deposits reached more than 1,200, which marks a terrific start for the Company’s robotics goals.

●	EAI robotics have also entered the production preparation phase, while scenario-specific customization, testing, and data training are being carried out in parallel to accelerate the upcoming delivery process.

●	The Company provided further details and showcased FF’s Innovative FF Par Model to dealers in Las Vegas and held a partner recruitment event for preliminary sales partners for FF EAI Robotic products.

●	FF EAI Robotics has entered into a non-binding letter of intent with AIxC to evaluate opportunities to collaborate in Web 3.

Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the establishment of FF EAI-Robotics Inc., headquartered in California, and officially launched its first batch of Embodied AI (EAI) humanoid and bionic robots—FF Futurist (full-size professional humanoid), FF Master (athletic “action master” humanoid), and FX Aegis (quadruped security/companion), with the first batch of deliveries planned for the end of February, and with the target to be the first in North America to deliver both humanoid and quadruped robots simultaneously.

The unveiling occurred at the annual National Automobile Dealers Association (NADA) Show in Las Vegas, NV. In addition to the three robotic entries, the Company unveiled the “Three-in-One” FF EAI Robotics Ecosystem Strategy, Technology and Product, which includes three core components: EAI Device, EAI Brain & Open-Source and Open Platform, and EAI Decentralized Data Factory.

The full video of the event can be found here: https://www.ff.com/us/NADA2026/

FF not only launched the first three FF embodied intelligence (EAI) robots but also opened paid non-binding pre-orders and full sales, as it strives to achieve initial deliveries in the same month, targeting to become the first U.S. company to deliver both humanoid and quadruped robots and one of the industry leaders in EAI robotics.

As of today, the total number of FF EAI Robotics units covered by non-binding and non-refundable paid B2B deposits has reached more than 1,200, which marks a terrific start for the Company’s robotics goals. These B2C preorders were made by entities receiving compensation for cocreation activities.

EAI Robotics and EAI Vehicles:

With this new strategy, FF looks to take the lead in opening a new AI frontier—starting in the U.S. This dual-track growth model, driven by both EAI vehicles and EAI robotics, could define a new growth curve for the Company.

This move is a natural extension of the AI DNA that has been embedded in FF since day one. It is also the inevitable evolution of the vehicle-as-robot concept the Company proposed ten years ago.

Second, this replicates and upgrades FF’s Auto Industry Bridge model, based on full regulatory compliance and localized deployment of data, software, AI, cloud services, and operating systems, FF could integrate a global EAI supply chain to deliver robots with a high price-performance ratio, filling a critical market void in the United States.

Third, the AI robotics business features lighter investment, faster delivery, and could generate positive operating cash flow more quickly.

Fourth, EAI robotics and EAI vehicles act as twin engines driving FF forward. They work hand-in-hand across R&D, manufacturing, sales, and service. Combined with FF’s Dual-Flywheel, Dual-Bridge, and Dual-Public-Company structure, they could create a strong ecosystem synergy and open a new growth curve for the company.

“Today marks a pivotal and exciting point in FF’s history, one that we’ve been planning for some time now,” said YT Jia, Founder and Global Co-CEO at FF. “Working alongside humans, we believe EAI robots will help reshape productivity models and drive a new leap forward in productivity through human–machine symbiosis.”

Robots:

Three robotic forms were introduced at the NADA event. FF Futurist, FF Master, and FX Aegis. First, FF Futurist, is positioned as a full-size, professional EAI humanoid robot—an all-around expert for professional roles. It is targeted to become the first humanoid robot in the United States to achieve mass production and delivery.

Second, FF Master, positioned as an athletic EAI humanoid robot. It is an all-intelligence action master that truly understands you. We believe that it will be one of the most cost-effective humanoid robot products in the U.S. market.

Third, FX Aegis, positioned as a professional quadruped EAI robot for security and companionship. It is a loyal, practical guardian, and will be one of the earliest robot friends to enter your daily life and work environments.

FF Futurist: Is a full-size, professional EAI humanoid robot—your all-around expert for professional roles. He was built for the real world. To take on serious jobs, work alongside people. Powered by the NVIDIA Orin platform, he can deliver up to 200 TOPS of computing power, with support for continuous upgrades and expansion. That means he doesn’t just understand complex environments—he can grow with every new task, every new industry, and every new challenge.

He sees the world in detail with industry-leading perception. He has a perception system that combines multiple high-resolution cameras, fisheye camera, RGB-D camera, 3D LiDAR, and tactile sensors. With Wi-Fi and 5G, He can support remote control, VR teleoperation, and collaborative work.

FF Futurist will have 28 high-performance motors, peak torque of up to 500 Newton-meters, a power density of 125 Newton-meters per kilogram, 3-hour operating time and hot-swappable battery design. He can support natural interaction in up to 50 languages, and features a fully customizable, interactive facial display. Combined with tailored software solutions, he can deliver a thousand faces for a thousand robots, adapt to different people, different roles, and different moments.

FF Futurist Usage Scenarios: He can be seen in many roles including in hotels, showrooms, and museums, basically a multilingual super concierge. In retail, dealerships, and real estate, he is the most professional super sales advisor. On stage, at launch events and shows, he is a composed and versatile super host. In schools, institutions, and labs, he is a forward-looking research and teaching assistant. In theme parks and pop-ups, he can be the most intelligent brand ambassador. In the next phase, he can be entering homes and factories, as a friendly household assistant and a productive industrial partner, giving people back more time for creativity and innovation.

FF Master: Is an athletic EAI humanoid robot—your all-intelligence action master who truly understands you. He can be more than just an AI companion but instead a real companion who helps in everyday life. At home, he can study with your kids, chat with your parents, and help you unwind. When you are away, he helps you check in on your home through remote video and sensors after the upgrade to make sure everything is okay. He can adapt and learn new skills. He has 30 degrees of freedom in his body, not counting his hands.

FF Master Usage Scenarios: At events, he can be a “Chief Interaction Officer.” In classrooms and labs, he can be a hands-on assistant for research and training. He can constantly evolve, maybe become your personal trainer, your outdoor companion—stepping beyond the living room, exploring further, and discovering more possibilities of life.

FX Aegis: Is a professional, embodied AI quadruped robot designed for security and companionship. Aegis is naturally adaptable to complex environments. Its peak joint torque can reach 48 Newton-meters, easily overcoming obstacles of about 13 inches and climbing stably on slopes of 40 degrees. Aegis supports Wi-Fi and 5G communication and can also expand to remote operation capabilities, allowing it to work continuously outdoors, in industrial sites, and even in areas far from network coverage.

Aegis is highly adaptable both structurally and functionally. It comes standard with a quadrupedal structure, while also supporting an optional four-wheeled version; it can flexibly expand with LiDAR, depth cameras, communication modules, and even robotic arms, fire extinguishers, and professional security plugins according to task needs—allowing it to seamlessly integrate into different scenarios.

On the software level, it can connect with home, campus, and industrial security systems, achieving continuous patrol, status feedback, and intelligent linkage. Aegis also comes with mature autonomous patrol and follow-me capabilities. It can perform stably without frequent human-machine interaction. Outdoors and on the road, it can follow alongside, providing lightweight assistance and safety assurance.

FX Aegis Usage Scenarios: On the road, it’s a reliable traveling partner. In factories and law enforcement—it functions as a professional security pioneer. In emergency rescue and high-risk environments, it is always the first to enter the scene. And in asset inventory and small item delivery tasks, it is also a punctual, silent mobile messenger.

Robotics Pricing/Sales/Service:

Today, FF also announced the pricing for its three embodied AI robots. It is as follows:

The FF Futurist series, starting from $34,990.

The FF Master series, starting from $19,990.

The FX Aegis series, starting from $2,499.

The Ecosystem Skill Package for FF Futurist is priced at $5,000. For FF Master, the Ecosystem Skill Package is priced at $3,000. For FX Aegis, the Ecosystem Skill Package is priced at $1,000. This is applicable only to products equipped with secondary development capabilities. FF also contemplates offering financing, leasing, and rental options, so customers can choose the model that works best for them. And as a reminder, future users can place their orders directly at www.FF.com

On the service side, FF will provide after-sales support, along with OTA updates and remote technical services.

“Today, the issues and pain points that limited robotics advancement in the past have turned into massive industry opportunities,” said tech creator Jon Rettinger. “Breakthroughs in large language models, AI computing power, battery technology, and world models have changed the equation. There’s no doubt that the embodied AI robotics industry is reaching a critical moment—a tipping point where technological breakthroughs are giving way to large-scale commercialization.”

FF’s Robotics Brand Vision:

Through FF EAI-Robotics Inc. and the brand slogan “Solving real-world problems with EAI, and building a civilization of human–machine symbiotic productivity,” FF positions embodied AI robots, together with vehicles, to drive the next stage of productivity and civilization evolution.

“6-3-3” Industry Applications & Practical Value:

Built on six leading tech/product advantages, FF introduced the “6-3-3 Industry Applications and Practical Value” framework: six commercial & public-service scenarios, three family service scenarios, and three industrial scenarios, covering needs across enterprises, public institutions, households, and tech-enthusiast individuals.

Four Trends:

FF outlined four key “Four Trends” for the robotics industry—General & Autonomy, Profession & Expertise, Data as an Asset, and Protocol-based Ecosystem, defining the path from single-purpose machines to a scalable human–machine symbiotic ecosystem.

FF Par - FF’s Co-Creation User Ecosystem Partner program:

FF Par introduces two major upgrades to the traditional dealership model. First, a business model upgrade. Instead of relying solely on one-time vehicle sales, FF Par enables a sustainable revenue model built on vehicle sales + user operations + intelligent terminal ecosystem operations. Partners can share in the long-term value across the product lifecycle—without bearing traditional risks such as high inventory pressure, high operating costs, or pricing instability.

Second, a capital model upgrade. Partners are brought into FF’s co-creation ecosystem—meaning dealers don’t just sell products, they become stakeholders, directly participating in and sharing the long-term capital value. Upgraded dealer & partner platform – FF Par redefines the traditional dealership model with a user-operations-driven partner platform that upgrades both business (vehicle sales + user operations + intelligent terminal ecosystem) and capital models (partners becoming FF-level value sharers), and positions future dealers as “intelligent terminal operators” selling both vehicles and robots.

FF firmly believes that FF’s user co-creation ecosystem will inject new vitality into automotive dealerships across the United States—offering an innovative solution built on user operations and intelligent terminal ecosystems. FF also believes that the future sales channels for robotics will highly overlap with automotive channels. Tomorrow’s car dealers can evolve into “intelligent terminal operators”—selling both vehicles and robotics products.

Looking over the long-term, FF believes that global robot ownership could reach tens of billions of units over time, potentially far exceeding the scale of today’s global automobile fleet.

Note: Event materials will be available on the FF IR website at https://investors.ff.com/events-and-presentations

ABOUT FARADAY FUTURE

Faraday Future is a California-based global intelligent Company founded in 2014 and is dedicated to reshaping the future of mobility through vehicle electrification, intelligent technologies, and AI innovation. Its flagship vehicle, the FF 91, began deliveries in 2023 and reflects the brand’s pursuit of ultra-luxury, cutting-edge technology, and high performance. FF’s second brand, FX, targets the high-volume mainstream vehicle market. Its first model, Super One, is positioned as a first-class EAI-MPV, with deliveries planned to begin in 2026. FF recently announced its entry into the Embodied AI Robotics business with sales beginning this year, connecting its future strategy of bringing a new era of EAI vehicles and EAI robotics. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FF’s entry into the embodied AI robotics market, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: demand for our robotics products; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; our reliance on a single OEM for robotics products; our ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for products imported products, particularly China; demand from automobile dealers for robotics products; the Company’s ability to maintain its listing on Nasdaq; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure an occupancy certificate for its Hanford facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and Form 10-Qs for the quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on May 9, 2025, August 19, 2025 and November 21, 2025, respectively, and other documents filed by the Company from time to time with the SEC.

Contacts

Investors (English): steven.park@ff.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com